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                                                                    EXHIBIT 23.6

                           GIBSON, DUNN & CRUTCHER LLP
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                                 (213) 229-7000
                           Facsimile: (213) 229-7520



                                February 24, 1999






Writer's direct dial number                                      Our file number
(213) 229-7000                                                    H 46223-00001

James Hardie N.V.
World Trade Center
Strawinskylaan 749
1077 XX Amsterdam
The Netherlands

        Re:    James Hardie N.V.
               Registration Statement on Form F-1
               Registration No. 333-63649

Ladies and Gentlemen:

        We hereby consent to the reference to our firm under the caption "Legal Matters" set forth in the Registration Statement on Form F-1 of James Hardie N.V. (Registration No. 333-63649). In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ Gibson, Dunn & Crutcher LLP

                                            GIBSON, DUNN & CRUTCHER LLP

GLS/GCT